Exhibit 3.3

AMENDED AND RESTATED BYE-LAWS
OF
TYCO INTERNATIONAL LTD.

(Amended effective 13th March, 2008)

SHARE CAPITAL AND RIGHTS

1.             Share Capital and Rights.  The authorized share capital of the Company is U.S. $925,000,000 divided into 1,000,000,000 common shares, par value U.S. $0.80 per share (the “Common Shares”), and 31,250,000 preference shares, par value U.S. $4.00 per share (the “Preference Shares”).

A.            Terms of the Common Shares.  Subject to these Bye-laws, holders of the Common Shares shall:

1.             be entitled to one vote for each Common Share held of record by such holder, on the relevant record date, on all matters submitted to a vote of the shareholders;

2.             be entitled to such dividends and other distributions in cash, shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board of Directors may from time to time declare;

3.             generally be entitled to enjoy all of the rights attaching to shares under the Companies Act (as used herein, the “Companies Act” means every Bermuda Statute from time to time in force concerning companies insofar as the same applies to the Company); and

4.             for the purposes of these Bye-laws, the rights attaching to any of the Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders of such shares voting rights more favorable than those conferred on the Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu with such Common Shares, or by the purchase or redemption by the Company of any of its own shares.

B.            Terms of the Preference Shares.  The Board of Directors is hereby expressly authorized to provide for the issuance of all or any of the Preference Shares in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating,  optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, with the manner of redemption to be set by the Board of Directors, and redeemable at such time or times, including upon a fixed date,  and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions, which shall be attached as an appendix to, but shall not form a part of, these Bye-laws.  The Board of Directors may at any time before the allotment of any Preference Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations, of such Preference Shares.

C.            Power to Issue Shares.  Subject to these Bye-laws, the Board of Directors shall have power to issue any authorized and unissued shares of the Company on such terms and conditions as it may determine.  The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares, including, but not limited to,  the right to vote, to receive dividends and distributions and to participate in a winding up.

2.             Alteration of Rights.  Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares for the time being in issue may,  unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 75 percent in nominal value of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 75 percent of the votes cast.  All the provisions of these Bye-laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that:

A.            the necessary quorum shall be three or more shareholders present in person or by proxy together holding or representing not less than one-third in nominal amount of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum;

B.            each holder of shares of the class shall, on a poll, have one vote in respect of each share of the class held by him; and

C.            a poll may be demanded by any one holder of shares of the class,  whether present in person or by proxy.

The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the

Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

3.             Options and Warrants.  Subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

4.             Purchase or Acquisition of Shares by Company.  The Board of Directors may, at its discretion, authorize the purchase or acquisition by the Company of its own shares pursuant to and in accordance with Section 42A and 42B of the Companies Act upon such terms as the Board may determine.  Any shares so purchased or acquired may be either cancelled or held in treasury.  Any such share that was or is treated as having been acquired and held by the Company, which share has been continuously held by the Company since it was acquired, is referred to herein as a “Treasury Share.”  All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company as provided by the Companies Act.  Subject to the provisions of these Bye-laws, any shares of the Company held by the Company as Treasury Shares shall be at the disposal of the Board, which may hold all or any of such shares, dispose of or transfer all or any of such shares for cash or other consideration, or cancel all or any of such shares.

5.             No Preemptive Rights.  No holder of shares of any class or other securities of the Company shall as such holder have any preemptive right to purchase shares of any class or other securities of the Company or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of the Company, whether such shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.

6.             Dividends and Other Payments.  The Board of Directors may from time to time declare dividends or distributions out of assets or funds of the Company legally available therefor, including distributions out of contributed surplus, to be paid to the shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company.  The Company may deduct from any dividend, distribution or other monies payable to a shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by the shareholder to the Company in respect of shares of the Company.  No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.  The Board may establish, operate, vary, suspend and terminate a plan whereby shareholders may elect to receive shares in lieu of a dividend on such terms and conditions as the Board determines.

7.             Capitalization of Reserves.  The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the shareholders or any class of shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this Bye-law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

Where any difficulty arises in regard to any distribution under this Bye-law, the Board may settle the same as it thinks expedient and, in particular, may make such provision as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any shareholders in lieu of any fractional entitlements, as may seem expedient to the Board.  The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the shareholders.

8.             Certificates.  Shares shall be issued in registered form.  Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares, each shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for all the shares of each class held by him (and, on transferring a part of his holding, to a certificate for the balance), but the Board may decide not to issue certificates for any shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person.  In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

A.            Share certificates shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Act.  No fee shall be charged by the Company for issuing a share certificate.  If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company.

B.            All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it.  Each certificate shall be signed by such person or persons (whether or not officers) as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.  The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares need not be autographic but may be affixed to such certificates by some mechanical means or may be facsimiles printed on such certificates.  If any officer who has signed, or whose facsimile signature has been used on, any such certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that officer had not ceased to hold such office.

C.            Nothing in these Bye-laws shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by the Companies Act and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favor of some other person on such terms and subject to such conditions as the Board may from time to time decide.

TRANSFER OF SHARES

9.             Transfer of Shares.  Subject to the Companies Act and these Bye-laws, any shareholder may transfer all or any of the holder’s shares by an instrument of transfer in the usual common form or in any other form which the Board of Directors or the Company’s transfer agent may approve.  The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall also be signed by or on behalf of the transferee.  The Board may decline to register any transfer unless:

A.            the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

B.            the instrument of transfer is in respect of only one class of share; and

C.            where applicable, all consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law 9.

TRANSMISSION OF SHARES

10.           Representative of a Deceased Shareholder.  If a shareholder dies, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where the deceased was a sole holder, shall be the only person recognised by the Company as having any title to the deceased holder’s shares.  Nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by such deceased holder solely or jointly with other persons.  For the purpose of this Bye-law, the legal personal representative means the person to whom probate or letters of administration has or have been granted, or failing any such person, such other person as the Board of Directors may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

11.           Registration on Death or Transfer by Operation of Law.  Any person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law, may be registered as a shareholder or may elect to nominate some person to be registered as a transferee of such share upon such evidence being produced as may from time to time be required by the Board of Directors or the Company’s /transfer agent.  In either case, the Company shall have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder’s death or transfer by operation of law, as the case may be.

12.           Dividend Entitlement of Transferee.  A person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board of Directors as to such entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but such person shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company (whether annual or special) or, except as aforesaid, to exercise in respect of the share any of the rights or privileges of a shareholder until such person shall have become registered as the holder thereof.  The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.           Ownership of Shares.  Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

14.           Exercise of Powers by Secretary.  Subject to any directions of the Board of Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 10, 11, 12 and 13.

ALTERATION OF CAPITAL

15.           Alteration of Capital.  The Company may from time to time by resolution of the shareholders:

A.            increase its authorized share capital by new shares of such amount as it thinks expedient;

B.            consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

C.            subdivide its shares or any of them into shares of smaller amount than is fixed by its Memorandum of Association (the “Memorandum”), so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

D.            cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

SEAL OF THE COMPANY

16.           Seal of the Company.  The common seal of the Company shall be in the custody of the Secretary, and shall be used by the authority of the Board or Directors or an authorized committee thereof.  Either the Secretary or any other officer of the Company shall have the power to affix the seal for the Company; any director or officer of the Company, or any resident representative of the Company appointed pursuant to the Companies Act (a “Resident Representative”), may affix the common seal over his or her signature to authenticate copies of these Bye-laws, the Memorandum of the Company, the minutes of any meetings or any other documents required to be authenticated by such director, officer or Resident Representative.  For the purposes of share certificates, the seal of the Company may be represented either by the original seal, or a facsimile or a printed version of the seal.

GENERAL MEETINGS OF SHAREHOLDERS

17.           Annual General Meeting.  The annual general meeting of shareholders shall be held on such date and at such time in each calendar year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting.

18.           Special General Meetings.  Special general meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors.  The Board of Directors shall call a special general meeting, in accordance with the provisions of the Companies Act, upon requisition of shareholders holding not less than one-tenth of the paid-up capital of the Company as of the date of such requisition that as of such date carries the right of voting at general meetings.  Such request shall be in writing, delivered to the registered office of the Company, shall be signed by all requisitioning shareholders and shall state the purpose or purposes of the proposed meeting.  At a special general meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

19.           Place of Meetings.  All general meetings of the shareholders may be held in Bermuda or at such other place and at such time as may be designated by the Board of Directors and specified in the notice of meeting.

20.           Notice of Meetings.  Written notice of each annual or special general meeting of the shareholders, stating the day, time, place, and purposes thereof, shall be given, not less than five nor more than sixty days before the date of the meeting, to each shareholder of record as of the applicable record date who is entitled to vote at such meeting, by mail or by e-mail or any other electronic means at the shareholder’s address as it appears on the register of shareholders or at any other address given in writing by such shareholder to the Company for such purpose.  Notice of each annual or special general meeting shall also be given in the same manner as described above to any Resident Representative of the Company who has delivered a written notice to the Company’s registered office requiring that such notice be sent to such Resident Representative.  Any notice given in the manner set forth in this Bye-aw 19 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four hours after its dispatch by any other means.  The attendance of any shareholder, whether in person or by proxy, at any meeting which has been called by shorter notice than that required to be given by the Companies Act or the Bye-laws, shall be deemed to be the agreement of such shareholder that such meeting has been duly called.  The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

21.           Proxies.  Instruments executed by any shareholder appointing a proxy or corporate representative shall be in such form and shall be delivered to the Company at such place and at such time as the Board of Directors or the Secretary of the Company shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the New York Stock Exchange or such other exchange or exchanges on which the Company’s shares are listed.  No such instrument appointing a proxy or corporate representative shall be voted or acted upon after two years from its date.  A shareholder may appoint a proxy who is not a shareholder of the Company.  A proxy shall be valid for any adjournment of a meeting for which such proxy was given.

22.           Quorum.  The holders of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.  The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place, without notice other than by announcement of the time and place of the adjourned meeting by the chairman of the meeting.  In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board.  When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.  Any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to Bye-law 18 in the event that such meeting is to be reconvened.

23.           Chairman of Meeting.  The Chairman of the Board (if any) or, in his or her absence, the Deputy Chairman or, in his or her absence, the President, shall preside as chairman at every general meeting.  In the absence of the Chairman of the Board, the Deputy Chairman and the President, the directors present shall choose one of their number to act or if one director only is present he or she shall preside as chairman if willing to act.  If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote at the meeting shall elect one of their number to be chairman.

24.           Voting.  At all general meetings of the shareholders at which a quorum is present any question or proposal shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on such question on the relevant record date, voting as a single class, except as otherwise required by law, the Memorandum of Association or these Bye-laws.  Notwithstanding the foregoing, the affirmative vote of the holders of a majority of the issued shares outstanding on the relevant record date shall be required to approve an amalgamation pursuant to the Companies Act.

25.           Joint Holders.  In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s register of shareholders in respect of the joint holding.

26.           Action by Written Resolution.  Subject to the provisions of the Companies Act, any action required or permitted to be taken at an annual or special general meeting of the Company may be taken without a meeting and without prior notice, if a resolution in writing setting forth the action is signed by or on behalf of all the shareholders of the Company who at the date of the resolution would have been entitled to attend the meeting and vote on the resolution.  Such a resolution may be signed in as many counterparts as may be necessary.  A resolution in writing made in accordance with this Bye-law 26 shall have the same force and effect as a resolution passed at an annual or special general meeting and shall constitute minutes of the proceedings for purposes of the Companies Act.

27.           Record Date.

A.            General Meetings.  In order that the Company may determine the shareholders entitled to notice of or to vote at any general meeting of shareholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than eighty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting.

B.            Dividends and Distributions.  In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

28.           Business to be Transacted.  No business may be transacted at an annual general meeting of shareholders or a special general meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) otherwise properly brought before the meeting by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (d) otherwise properly brought before the meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 28 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the procedures set forth in this Bye-law 28; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for shareholder action.

A.            Timely Notice.  In addition to any other applicable requirements, for business to be properly brought before an annual general meeting or a special general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.  To be timely for an annual general meeting, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting of shareholders.  However, if no annual general meeting of shareholders was held in the previous year or if the date of the annual general meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be received by the Secretary at the registered office of the Company not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual general meeting.  To be timely for a special general meeting, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not fewer than the later of (i) 120 calendar days before the date of the special general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated special general meeting.

B.            Written Notice.  To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company’s register of shareholders, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Securities and Exchange Commission Rule “14a-8”.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule “14a-4” and/or Rule “14a-8”.

C.            Business Conducted at Meeting.  No business shall be conducted at the general meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Bye-law 28; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Bye-law 28 shall be deemed to preclude discussion by any shareholder of any such business.  If the Chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  No business shall be conducted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.

29.           Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in these Bye-laws or any appendix hereto with respect to the right of holders of Preference Shares of the Company to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 29 and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in subsections A and B of Bye-law 28.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company.  Such notice to the Secretary shall set forth the information required in subsection B of Bye-law 28.  In addition, the notice must include, as to each person whom the shareholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee’s ability to fulfill their duties of office).  The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

BOARD OF DIRECTORS

30.           Number; Election; Term.  The number of directors shall be such number not less than two as the Company in general meeting may from time to time determine.  A director need not be a shareholder of the Company.  A director shall hold office until the next annual election of directors and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any vacancy on the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director shall be deemed a casual vacancy.  Subject to the terms of any one or more classes or series of Preference Shares, any casual vacancy may be filled by a majority of the Board of Directors then in office, provided that a quorum is present.  Any director elected to fill a casual vacancy shall hold office until the next following annual general meeting.  During any vacancy in the Board of Directors, the remaining directors shall have full power to act as the Board of Directors of the Company.  Any director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class; provided, however, that any meeting convened and held to consider the removal of a director shall be convened and held in accordance with the requirements of the Companies Act.  No person may be elected or appointed to serve as director except as provided in this Bye-law 30.

31.           Quorum; Chairman of Meetings.  A majority of the directors in office at the time shall constitute a quorum for a meeting of the Board of Directors; provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting.  At such meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.  The Chairman of the Board or, in his or her absence, the Deputy Chairman, or in his or her absence, the President, shall preside as chairman at every meeting of the Board of Directors.  In the absence of the Chairman, Deputy Chairman and President, the directors present may choose one of their number to be chairman of the meeting.

32.           Regular Meetings.  Regular meetings of the Board of Directors may be held at such times and places as may be provided for in resolutions adopted by the Board.

33.           Special Meetings.  Special meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board, the Chief Executive Officer, the chairman of the Nominating and Governance Committee of the Board of Directors or written application of three of the directors.

34.           Notice of Meetings.  Notice of any regular or special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances.  Any director may waive any notice required to be given by law or these Bye-laws, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting.  Unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting.

35.           Action by Written Resolution.  A resolution in writing signed by all the directors in office or by all the members of a committee shall have the same force and effect as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted.  Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the directors or members of the committee concerned.  A resolution in writing made in accordance with this section shall constitute minutes of the proceedings for purposes of the Companies Act.

36.           Compensation.  Each director shall be entitled to receive such fees for his or her services as a director, if any, as the Board may from time to time determine, either in addition to or in lieu of any compensation payable to that director in respect of any executive office or employment.  Each director shall be paid or reimbursed for all expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his or her duties as a director.  Nothing in this Bye-law 36 shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

A.            The Board may from time to time determine that, subject to the requirements of the Companies Act, all or part of any fees or other compensation payable to any director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the directors may decide.

B.            The Board may grant special compensation to any director who, being called upon, shall perform any special or extra services for or at the request of the Company.  Such special compensation may be made payable to such director in addition to or in substitution for his ordinary compensation (if any) as a director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

37.           Validity of Appointment.  All acts done by the Board of Directors or by any committee or by any person acting as a director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director, member of such committee or person so authorised.

38.           Interested Directors and Officers.

A.            Subject to the Companies Act and applicable law, a director or officer (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the Company, or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested, subject to declaring this interest and the approval and/or authorization of a majority of the disinterested directors of such contract, transaction or other arrangement.

B.            Subject to the Companies Act and applicable law, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the director or officer shall declare the nature of the director’s or officer’s interest at the first opportunity either (1) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the director or officer knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (2) by providing a general notice to each of the directors on the Board declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the Company and is to be regarded as interested in any transaction or arrangement made with that company or person.

C.            So long as, when it is necessary, a director or officer declares the nature of his or her interest in accordance with this Bye-law, and a majority of the disinterested directors approves and/or authorizes the contract, transaction or arrangement, a director or officer shall not by reason of his or her office be accountable to the Company for any benefit the director or officer derives from any office or employment to which these Bye-laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-laws allow the director or officer to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.

D.            Upon declaring their interest, common or interested directors may be counted in determining the presence of a quorum and, subject to these Bye-laws, may vote at a meeting of the Board or of a committee thereof which considered or authorized the contract, transaction or arrangement.

COMMITTEES

39.           Committees.  The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

OFFICERS

40.           Delegation of Authority.  The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit.  The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation.  Any such power of attorney or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

41.           Officers Designated.  The Board may entrust to and confer upon any officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.  Only the Board of Directors shall have the power to appoint officers, which shall include a Chairman and may include one or more Deputy Chairmen, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient.  Subject to the exercise of such power of appointment and subject always to the control of the Board of Directors, such officers shall have such powers and shall perform such duties as are set out under Bye-laws 42 to 51 inclusive.

42.           Chairman of the Board.  If the directors have elected a Chairman, the Chairman shall preside at all meetings of the Board except that in the Chairman’s absence the Deputy Chairman shall preside, and in the absence of the Deputy Chairman, the President shall preside.  In the absence of the Chairman, the Deputy Chairman and the President, the directors present shall designate one of their number to preside.  The Chairman shall have such additional duties as the Board of Directors may assign.

43.           Deputy Chairman of the Board.  The Deputy Chairman of the Board, if any, shall have such powers and perform such duties as may be prescribed by the Board.  In the Chairman’s absence, the Deputy Chairman shall preside at all meetings of the Board.

44.           Chief Executive Officer.  One of the officers shall be appointed Chief Executive Officer of the Company by the Board of Directors.  Subject to the Board of

Directors and the Executive Committee, the Chief Executive Officer shall have such powers and perform such duties as may be conferred upon him or her by the Board of Directors.

45.           President.  The President shall be appointed by the Directors and shall have such powers and perform such duties as the Board of Directors may assign.  In the Deputy Chairman’s absence, the President shall preside at all meetings of the Board.

46.           Vice Presidents.  Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board of Directors or determined by the Chief Executive Officer.

47.           Treasurer.  The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these Bye-laws.

48.           Controller.  The Controller shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

49.           Secretary.  It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Company, and of its Committees, and to authenticate records of the Company.

50.           Assistant Treasurers.  The Assistant Treasurers shall have such duties as the Treasurer shall determine.

51.           Assistant Secretaries.  The Assistant Secretaries shall have such duties as the Secretary shall determine.

52.           Other Officers.  The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board of Directors.

53.           Change in Power and Duties of Officers.  Anything in these Bye-laws to the contrary notwithstanding, the Board may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in these Bye-laws and may permanently or temporarily delegate the duties of any officer to any other officer,  agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

54.           Compensation.  The Board is authorized to determine or to provide the method of determining the compensation of officers.

ACCOUNTING RECORDS

55.           Records of Account.  The Company will cause to be kept proper records of account in accordance with the Companies Act.  The records of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors thinks fit, and shall at all times be open to inspection by the directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each six month period.  No shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board.  A copy of the financial statements which are to be laid before the Company in general meeting, together with the auditor’s report, shall be sent to each person entitled thereto in accordance with the Companies Act.

APPOINTMENT OF AUDITOR

56.           Appointment of Auditor.  The shareholders of the Company at each annual general meeting shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the shareholders appoint another auditor in accordance with the Companies Act.  If authorized by the shareholders at a general meeting, the remuneration of the auditor shall be fixed by the Board of Directors, or a duly authorized committee thereof.

INDEMNITY

57.           Exemption from Liability.  As far as is permissible under the Companies Act, a director or officer of the Company, shall not be personally liable to the Company or its shareholders for any loss arising or liability attaching to such director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such director or officer may be guilty in relation to the Company; provided, however, that this shall not apply to (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.  Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

58.           Right to Indemnification.  As far as is permissible under the Companies Act, the Company shall indemnify any current or former director, officer, or Resident Representative of the Company, or any person who is serving or has served at the request of the Company as a director or officer (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, (a “proceeding”) by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company.  Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

59.           Claims by, or in Right of, the Company.  In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

60.           Authorization of Indemnification.  Any indemnification under Bye-laws 58 through 61 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Bye-laws 58 and 59, as the case may be.  Such determination shall be made, with respect to a Covered Person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.  Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company.  To the extent, however, that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

61.           Indemnification in Advance of Final Disposition.  As far as is permissible under the Companies Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to Bye-laws 58 and 59 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of the director, officer or other indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Bye-laws.

62.           Non-Exclusive.  It being the policy of the Company that indemnification of the persons specified in Bye-laws 58 and 59 shall be made to the fullest extent permitted by law, the indemnification provided by Bye-laws 58 through 61 shall not be deemed exclusive

(a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum of Association, these Bye-laws, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer, or trustee.  As used in these Bye-laws 57 through 62, references to the “Company” include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved.  The indemnification provided by Bye-laws 58 through 61 shall continue as to a person who has ceased to be a director, officer or Resident Representative and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

63.           Untraced Shareholders.

A.            The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a shareholder or the shares to which a person is entitled by transmission on death or bankruptcy if and provided that:

1.                                       during a period of six years no dividend in respect of those shares has been claimed and at least two cash dividends have become payable on the shares in question;

2.                                       on or after expiry of that period of six years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the shareholder or person entitled by transmission may be effected in accordance with these Bye-laws and in a national newspaper published in the relevant country, giving notice of its intention to sell the said shares;

3.                                       during that period of six years and the period of three months following the publication of such advertisement the Company has not received any communication from or indication of the whereabouts or existence of such shareholder or person entitled by transmission; and

4.                                       if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

B.            The Company’s power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which Bye-law 63(A) applies.

C.            To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former shareholder or person entitled by transmission in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SALE, LEASE OR EXCHANGE OF ASSETS

64.           Sale, Lease or Exchange of Assets.  The Board of Directors is hereby expressly authorized to sell, lease or exchange all or substantially all of the Company’s property and assets, including the Company’s goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto.  Notwithstanding authorization or consent to a proposed sale, lease or exchange of the Company’s property and assets by the shareholders, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.

ADOPTION OF SHAREHOLDER RIGHTS PLAN

65.           Shareholder Rights Plan.  The Board of Directors is hereby expressly authorized to adopt any Shareholder Rights Plan, upon such terms and conditions as the Board of Directors deems expedient and in the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of at least 66-2/3% of the holders of record of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto.

AMENDMENTS

66.           Amendments by Majority Vote.  These Bye-laws may be altered, changed, or amended in any respect, or superseded by new Bye-laws, in whole or in part, by the Board of Directors, subject to approval by the affirmative vote of the holders of record of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on the relevant record date with respect thereto at an annual or special general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of the Company.